UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 21, 2016

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 21, 2016, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) entered into a change in control employment agreement (“CIC Agreement”) with each of the following executive officers of Seacoast and its wholly-owned subsidiary Seacoast National Bank (“SNB”): Charles Cross, Commercial Banking Executive for SNB; David Houdeshell, Chief Risk Officer for Seacoast and SNB; and Charles Shaffer, Retail Banking Executive for SNB.

The CIC Agreement with each executive officer supersedes the previous change in control agreement between each individual and the Company dated October 28, 2014. The new CIC Agreement eliminates the excise tax gross-up payment contained in the 2014 agreements.

Each CIC Agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the period (the “Change in Control Period”) to trigger the agreement. The CIC Agreement provides that, once a change in control has occurred, the Company agrees to continue the employment of the executive subject to the contract (the “Executive”) for a one-year period, in a comparable position as the Executive held in the 120-day period prior to the change in control, and with the same annual base pay and target bonus opportunity. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the CIC Agreement, during the one-year period following a change in control, the Executive will receive 1) cash severance equal to a multiple (two times, for Mr. Cross and Mr. Shaffer, and one times for Mr. Houdeshell) of the sum of (i) Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”); 2) a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and 3) health and other welfare benefits, as defined in the agreement, for a period of time following termination (18 months or Mr. Cross and Mr. Shaffer, and 12 months for Mr. Houdeshell).

The Executive is required to execute a release of claims as a condition to receipt of severance under the CIC Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the Company for any reason other than for death or disability, or by the Executive for Good Reason, as well as protective covenants regarding non-competition, non-solicitation of protected customers, non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Executive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: September 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Executive